Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
THIRD QUARTER 2026 RESULTS
Third Quarter 2026 Net Investment Income of $0.32 Per Share
Third Quarter 2026 Adjusted Net Investment Income(1) of $0.34 Per Share
Third Quarter 2026 Adjusted Net Investment Income Before Taxes(2) of $0.36 Per Share
Net Asset Value of $16.56 Per Share
HOUSTON, November 5, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the “Fund”) is
pleased to announce its financial results for the third quarter ended September 30, 2026.
Third Quarter 2026 Highlights
•Net investment income (“NII”) of $14.4 million, or $0.32 per share
•Adjusted net investment income (“ANII”)(1) of $15.3 million, or $0.34 per share
•ANII before taxes(2) of $16.3 million, or $0.36 per share
•Total investment income of $35.5 million
•Net increase in net assets resulting from operations of $18.1 million, or $0.40 per share
•Return on equity(3) of 9.7% on an annualized basis for the quarter and 12.3% for the trailing twelve-month period ended September 30, 2026
•Net asset value of $16.56 per share as of September 30, 2026, representing an increase of $0.05 per share, or
0.3%, compared to $16.51 per share as of June 30, 2026 and $0.71 per share, or 4.5%, compared to $15.85 per share as of December 31, 2025
•Declared regular monthly dividends totaling $0.33 per share for the fourth quarter of 2026, or $0.11 per share for each of October, November and December 2026
•Declared a supplemental dividend of $0.03 per share, payable in December 2026, resulting in total dividends declared in the third quarter of 2026 of $0.36 per share
•Completed $61.4 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net decrease of
$10.5 million in the total cost basis of the private loan investment portfolio
•Realized a gain of $11.0 million on the exit of investments in Core Transformers, a private loan portfolio company

•Enhanced the Fund’s capital structure by issuing $75.0 million in aggregate principal amount of 6.83%
unsecured notes due September 30, 2029 (the “September 2029 Notes”), the first of two $75.0 million issuances under a $150.0 million private notes offering
•Entered into a share repurchase plan to facilitate the repurchase of up to $20.0 million of the Fund’s shares for a period beginning in September 2026 and ending in February 2027, at times when the Fund’s market price per share is trading below the most recently reported net asset value per share by certain pre-determined levels
In commenting on the Fund’s operating results for the third quarter of 2026, Dwayne L. Hyzak, MSC Income’s
Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the third quarter, which resulted in an annualized return on equity of 9.7%. Based upon the quality of the Fund’s existing investment portfolio, together with its favorable liquidity position and the current investment pipeline, we remain excited about our future expectations for the Fund.”
Mr. Hyzak continued, “Additionally, consistent with the Fund’s announcement in June 2026, Nick Meserve will transition to CEO of the Fund effective November 9, 2026. Nick currently serves as the head of the private credit investment strategy for Main Street and has served as a Managing Director for Main Street since 2012 and has been executing investments for the Fund since it was founded. Nick has been a key member of our team and instrumental as we have grown the Fund, taken it public in 2025 and focused its investments on the private loan investment strategy. While I will continue to work closely with Nick as the Fund’s Executive Chairman, we are excited about the Fund’s bright future under Nick’s leadership.”
Third Quarter 2026 Operating Results
The following table provides a summary of the Fund’s operating results for the third quarter of 2026:

	Three Months Ended September 30,
	2026	2025	Change	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$30,238	$30,117	$121	—%
Dividend income	3,832	3,652	180	5%
Fee income	1,459	1,598	(139)	(9)%
Total investment income	$35,529	$35,367	$162	—%

Net investment income	$14,373	$16,577	$(2,204)	(13)%
Net investment income per share	$0.32	$0.35	$(0.03)	(9)%

Adjusted net investment income (1)	$15,256	$16,577	$(1,321)	(8)%
Adjusted net investment income per share (1)	$0.34	$0.35	$(0.01)	(3)%

Adjusted net investment income before taxes (2)	$16,317	$17,030	$(713)	(4)%
Adjusted net investment income before taxes per share (2)	$0.36	$0.36	$—	—%

Net increase in net assets resulting from operations	$18,146	$26,529	$(8,383)	(32)%
Net increase in net assets resulting from operations per share	$0.40	$0.56	$(0.16)	(29)%

Return on equity - quarter annualized (3)	9.7%	14.6%	(4.9)%	(34)%
The $0.2 million increase in total investment income in the third quarter of 2026 from the comparable period of the prior year was principally attributable to (i) a $0.2 million increase in dividend income, primarily due to a
$1.0 million increase in dividend income from the Fund’s private loan portfolio companies, partially offset by a
$0.8 million decrease in dividend income from the Fund’s LMM portfolio companies and (ii) a $0.1 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by the negative impact from investment portfolio debt investments on non-
accrual status and a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate investment portfolio debt investments. These increases were partially offset by a $0.1 million decrease in fee income. The $0.2 million increase in total investment income in the third quarter of 2026 includes the impact of an increase of $0.9 million in certain income considered less consistent or non-recurring, primarily related to increases of (i) $0.7 million in such dividend income and (ii) $0.3 million in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, in each case when compared to the same period in 2025.
Total expenses, net of waivers, increased by $1.8 million, or 9.6%, to $20.1 million in the third quarter of 2026 from $18.3 million for the same period in 2025. This increase was principally attributable to (i) a $1.3 million increase in interest expense, (ii) a $0.9 million increase in the ending accrual for the accrued capital gains incentive fee(4) as of September 30, 2026 and (iii) a $0.5 million increase in base management fee, partially offset by a $0.8 million decrease in incentive fee on income, net of waivers. The increase in interest expense was primarily related to (i) an increase in average borrowings outstanding used to fund a portion of the growth of the Fund’s investment portfolio and (ii) an increased weighted-average interest rate on the Fund’s unsecured debt obligations as a result of the issuance of the May 2029 Notes in the first quarter of 2026 and the issuance of the September 2029 Notes in the third quarter of 2026, partially offset by a decreased weighted-average interest rate on the Credit Facilities due to decreases in benchmark floating index interest rates (with the May 2029
Notes and the Credit Facilities each defined in the Liquidity and Capital Resources section below). The increase in the capital gains incentive fee accrual(4) was due to the net fair value appreciation of the Fund’s investments in the third quarter of 2026. The increase in base management fee was the result of the Fund’s increased average total assets. The decrease in incentive fee on income, net of waivers, was the result of (i) a $0.5 million increase in the voluntary waiver of incentive fee on income by the Adviser (defined below) and (ii) a $0.4 million decrease in the gross calculated incentive fee on income, primarily driven by a decrease in pre-incentive fee NII.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, net of waivers, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, was 1.9% on an
annualized basis for the third quarter of 2026, a decrease from 2.0% for the third quarter of 2025.
NII related federal and state income and other tax expenses increased $0.4 million and excise tax expense increased $0.2 million in the third quarter of 2026 when compared to the same period in 2025, resulting in an increase in tax expenses included in NII of $0.6 million. The increase in NII related federal and state income and other tax expenses was due to an increase in taxable NII between the comparable periods and the increase in excise tax expense was due to an increase in undistributed taxable income as of September 30, 2026.
The $2.2 million decrease in NII in the third quarter of 2026 from the comparable period of the prior year was principally attributable to (i) the increase in total expenses, net of waivers, (which includes the capital gains incentive fee accrual(4)) and (ii) the increase in NII related tax expenses, partially offset by an increase in total investment income, each as discussed above. NII on a per share basis decreased by $0.03 per share for the third quarter of 2026 as compared to the third quarter of 2025, to $0.32 per share, reflecting the impact of the $0.02 per share capital gains incentive fee accrual(4) in the third quarter of 2026.
The $1.3 million, or $0.01 per share, decrease in ANII(1) in the third quarter of 2026 to $15.3 million, or $0.34 per share, from $16.6 million, or $0.35 per share, in the third quarter of 2025 was principally attributable to the same factors noted above for the change in NII, but excluding the impact of the $0.9 million, or $0.02 per share, increase in the capital gains incentive fee accrual.(4)

The per share changes in NII and ANII(1) in the third quarter of 2026 from the comparable period of the prior year include the impact of a 4.2% decrease in the weighted-average shares outstanding, primarily due to shares repurchased by the Fund, partially offset by shares issued through the dividend reinvestment plan, in each case since the beginning of the comparable period of the prior year. NII and ANII(1) on a per share basis in the third quarter of 2026 each include an increase of $0.02 per share resulting from an increase in investment income considered less consistent or non-recurring in nature compared to the third quarter of 2025, as discussed above.
The $18.1 million net increase in net assets resulting from operations in the third quarter of 2026 represents an
$8.4 million decrease from the third quarter of 2025. This decrease was primarily the result of (i) a $6.0 million lower net fair value increase of the Fund’s portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/depreciation, with the lower increase resulting from a net fair value increase of $5.2 million in the third quarter of 2026 compared to a net fair value increase of $11.2 million in the comparable period of the prior year, (ii) a $2.2 million decrease in NII as discussed above and (iii) a $0.2 million increase in the net tax provision on the net fair value change of the portfolio investments, resulting from a net tax provision of $1.4 million in the third quarter of 2026 compared to a net tax provision of $1.2 million in the comparable period of the prior year. The $5.2 million net fair value increase in the third quarter of 2026 was the result of net unrealized appreciation (including the reversal of net unrealized depreciation recognized in prior periods due to the net realized loss in the quarter) of $9.0 million, partially offset by a net realized loss of
$3.9 million. The $11.2 million net fair value increase in the third quarter of 2025 was the result of net unrealized appreciation of $21.0 million, partially offset by a net realized loss of $9.9 million. The $3.9 million net realized loss from investments for the third quarter of 2026 was primarily the result of (i) a $9.4 million realized loss on the restructure of a private loan investment, (ii) a $6.4 million realized loss on the full exit of a
LMM portfolio investment, (iii) a $0.5 million realized loss on the partial exit of a private loan portfolio investment and (iv) a $0.4 million realized loss on the full exit of a middle market investment, partially offset by
(i) an $11.0 million realized gain on the full exit of a private loan investment, (ii) a $0.7 million realized gain on the partial exit of an other portfolio investment and (iii) a $0.6 million realized gain on a distribution from a private loan portfolio investment.
The following table provides a summary of the total net unrealized appreciation of $9.0 million for the third quarter of 2026:

	Three Months Ended September 30, 2026
	Private Loan	LMM (a)	Middle Market	Other	Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$(2.5)	$6.1	$0.4	$(0.7)	$3.3
Net unrealized appreciation (depreciation) relating to portfolio investments	4.1	2.5	(0.6)	(0.3)	5.7
Total net unrealized appreciation (depreciation) relating to portfolio investments	$1.6	$8.6	$(0.2)	$(1.0)	$9.0
(a)Includes unrealized appreciation on 25 LMM portfolio investments and unrealized depreciation on 18 LMM portfolio investments.

Liquidity and Capital Resources
As of September 30, 2026, the Fund had aggregate liquidity of $224.7 million, including (i) $27.3 million in cash and cash equivalents and (ii) $197.4 million of aggregate unused capacity, which is after a net reduction of
$75.0 million to provide for the scheduled repayment of the October 2026 Notes (as defined below) at maturity after accounting for the additional $75.0 million issuance under the September 2029 Notes, under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the “SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which the
Fund maintains to support its investment and operating activities.
Several details regarding the Fund’s capital structure as of September 30, 2026 are as follows:
•The SPV Facility included $300.0 million in total commitments plus an accordion feature that allows the
Fund to request an increase in the total commitments under the facility to up to $450.0 million.
•$248.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 6.3% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of October 1,
2026.
•The Corporate Facility included $245.0 million in total commitments from a diversified group of seven participating lenders, plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300.0 million.
•$24.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 6.0% based on the applicable SOFR effective for the contractual reset date of October 1, 2026.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 4.04% per year (the “October
2026 Notes”). The October 2026 Notes mature on October 30, 2026 and may be redeemed in whole or in part at any time at the Fund’s option subject to certain make-whole provisions.
•$150.0 million of unsecured notes outstanding that bear interest at a rate of 6.34% per year (the “May 2029
Notes”). The May 2029 Notes mature on May 31, 2029 and may be redeemed in whole or in part at any time at the Fund’s option subject to certain make-whole provisions.
•$75.0 million of September 2029 Notes outstanding that bear interest at a rate of 6.83% per year. The
September 2029 Notes mature on September 30, 2029 and may be redeemed in whole or in part at any time at the Fund’s option subject to certain make-whole provisions. In October 2026, an additional $75.0 million of September 2029 Notes was issued under the same master note purchase agreement as the initial tranche of the September 2029 Notes.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC (“KBRA”) of BBB-
with a stable outlook; received reaffirmed investment grade issuer and senior unsecured debt ratings from
KBRA of BBB- with a stable outlook in October 2026.
•The Fund’s net asset value totaled $750.0 million, or $16.56 per share.
•The Fund’s debt-to-equity ratio was 0.86x as of September 30, 2026.

Investment Portfolio Information as of September 30, 2026(5)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of September 30, 2026:

	September 30, 2026
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	81	53
Fair value	$843.8	$503.0
Cost	$849.6	$388.1
Debt investments as a % of portfolio (at cost)	90.5%	72.5%
Equity investments as a % of portfolio (at cost)	9.5%	27.5%
% of debt investments at cost secured by first priority lien	99.5%	99.9%
Weighted-average annual effective yield (b)	10.5%	12.7%
Average EBITDA (c)	$36.3	$13.5
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 8%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of September 30, 2026, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of September 30, 2026.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a weighted-average for the private loan portfolio companies and a simple average for the LMM portfolio companies. These calculations exclude certain portfolio companies, including three private loan portfolio companies and three LMM portfolio companies, as EBITDA is not a meaningful valuation metric for the
Fund’s investments in these portfolio companies, and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 61.2% private loan, 36.5% LMM,
1.4% middle market and 0.9% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 218% of the related cost basis of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA ratio of 2.6 to
1.0 and a median total EBITDA to senior interest expense ratio of 2.9 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 2.6 to 1.0 and 2.9 to 1.0, respectively.(5)(6)
As of September 30, 2026, the Fund’s investment portfolio also included:
•Middle market portfolio investments in seven portfolio companies, collectively totaling $19.8 million in fair value and $38.9 million in cost basis, which comprised 1.4% and 3.0% of the Fund’s investment portfolio at fair value and cost, respectively; and
•Other portfolio investments in seven entities across four investment managers, collectively totaling $12.2 million in fair value and $11.1 million in cost basis, which comprised 0.9% of the Fund’s investment portfolio at both fair value and cost.

As of September 30, 2026, investments on non-accrual status comprised 1.4% of the total investment portfolio at fair value and 5.2% at cost, and the Fund’s total portfolio investments at fair value were 107% of the related cost basis.
Third Quarter 2026 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Friday, November 6, 2026 at 11:00 a.m. Eastern time to discuss the third quarter 2026 financial results.(7)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Fund’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Friday, November 13, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13762922#. An audio archive of the conference call will also be available on the investor relations section of the Fund’s website at https://
www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2026 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and MSC Income’s Third
Quarter 2026 Investor Presentation to be posted on the investor relations section of the MSC Income website at
https://www.mscincomefund.com.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.
ABOUT MAIN STREET CAPITAL PARTNERS
MSC Adviser I, LLC dba Main Street Capital Partners (the “Adviser”) is a wholly-owned subsidiary of Main
Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The
Adviser serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.

FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by the Adviser; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-
Looking Statements” and “Risk Factors” included in MSC Income’s filings with the SEC (www.sec.gov). MSC
Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$841	$1,293	$3,068	$4,249
Affiliate investments	9,229	9,268	28,078	28,220
Non-Control/Non-Affiliate investments	25,459	24,806	74,170	71,768
Total investment income	35,529	35,367	105,316	104,237
EXPENSES:
Interest	(9,951)	(8,649)	(28,736)	(25,570)
Base management fee	(5,390)	(4,860)	(15,956)	(14,739)
Incentive fee on income	(3,106)	(3,481)	(9,322)	(8,935)
Incentive fee on capital gains (4)	(883)	—	(3,194)	—
General and administrative	(1,188)	(1,334)	(3,351)	(3,510)
Internal administrative services expenses	(187)	(173)	(561)	(519)
Total expenses before expense waivers	(20,705)	(18,497)	(61,120)	(53,273)
Waiver of incentive fee on income	610	160	1,853	160
Total expenses, net of expense waivers	(20,095)	(18,337)	(59,267)	(53,113)
NET INVESTMENT INCOME BEFORE TAXES	15,434	17,030	46,049	51,124
Excise tax benefit (expense)	(159)	39	(448)	(240)
Federal and state income and other tax expenses	(902)	(492)	(2,994)	(2,253)
NET INVESTMENT INCOME	14,373	16,577	42,607	48,631
NET REALIZED GAIN (LOSS):
Control investments	(15,130)	—	(15,130)	5,305
Affiliate investments	—	(2,321)	9,939	(2,319)
Non‑Control/Non‑Affiliate investments	11,248	(7,533)	10,925	(29,127)
Total net realized gain (loss)	(3,882)	(9,854)	5,734	(26,141)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	13,040	(1,113)	7,059	(7,014)
Affiliate investments	2,503	9,693	9,467	12,460
Non‑Control/Non‑Affiliate investments	(6,499)	12,427	(1,021)	30,440
Total net unrealized appreciation	9,044	21,007	15,505	35,886
Income tax benefit (provision) on net realized gain (loss) and net unrealized appreciation	(1,389)	(1,201)	(3,205)	317
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,146	$26,529	$60,641	$58,693
NET INVESTMENT INCOME BEFORE TAXES PER SHARE— BASIC AND DILUTED	$0.34	$0.36	$1.01	$1.10
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.32	$0.35	$0.93	$1.05
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE—BASIC AND DILUTED	$0.40	$0.56	$1.33	$1.27
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	45,337,344	47,303,204	45,596,968	46,353,334

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$65,964	$58,372
Affiliate investments	420,330	406,771
Non‑Control/Non‑Affiliate investments	892,494	870,244
Total investments	1,378,788	1,335,387
Cash and cash equivalents	27,332	20,635
Interest and dividend receivable	11,137	12,273
Prepaids and other assets	16,235	9,546
Deferred financing costs, net	2,685	3,190
Total assets	$1,436,177	$1,381,031
LIABILITIES
Credit Facilities	$272,000	$453,000
October 2026 Notes	149,975	149,751
May 2029 Notes	149,341	—
September 2029 Notes	74,413	—
Accounts payable and other liabilities	2,146	786
Interest payable	12,290	5,946
Dividend payable	—	16,772
Base management and incentive fees payable	7,887	8,388
Capital gains incentive fee accrual (4)	5,957	2,763
Deferred tax liability, net	12,217	4,966
Total liabilities	686,226	642,372
NET ASSETS
Common stock	45	47
Additional paid-in capital	765,308	782,007
Total overdistributed earnings	(15,402)	(43,395)
Total net assets	749,951	738,659
Total liabilities and net assets	$1,436,177	$1,381,031
NET ASSET VALUE PER SHARE	$16.56	$15.85

MSC INCOME FUND, INC.
Reconciliation of Adjusted Net Investment Income and Adjusted Net Investment Income Before Taxes
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net investment income	$14,373	$16,577	$42,607	$48,631
Incentive fee on capital gains (4)	883	—	3,194	—
Adjusted net investment income (1)	15,256	16,577	45,801	48,631
Excise tax expense (benefit)	159	(39)	448	240
Federal and state income and other tax expenses	902	492	2,994	2,253
Adjusted net investment income before taxes (2)	$16,317	$17,030	$49,243	$51,124

Per share amounts:
Net investment income per share -
Basic and diluted	$0.32	$0.35	$0.93	$1.05
Adjusted net investment income per share -
Basic and diluted (1)	$0.34	$0.35	$1.00	$1.05
Adjusted net investment income before taxes per share -
Basic and diluted (2)	$0.36	$0.36	$1.08	$1.10

MSC INCOME FUND, INC.
Endnotes
(1) ANII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of the capital gains incentive fee(4). MSC Income believes presenting ANII and the related per share amount is useful and appropriate supplemental disclosure for analyzing the Fund’s financial performance since the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII. However,
ANII is a non-U.S. GAAP measure and should not be considered as a replacement for NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such
U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII is detailed in the financial tables included with this press release.
(2) ANII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of the capital gains incentive fee(4) and any tax expenses included in NII. MSC Income believes presenting ANII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing the
Fund’s financial performance since (i) the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII, and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to
NII, and (b) deferred taxes, which are not payable in the current period. However, ANII before taxes is a
non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII before taxes is detailed in the financial tables included with this press release.
(3) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(4) Pursuant to the Fund’s amended advisory agreement, the incentive fee on capital gains is determined and payable to the Adviser in arrears, if any, as of the end of each calendar year. This fee equals (a) 17.5% of the
Fund’s incentive fee capital gain, which is calculated as the Fund’s (i) cumulative net realized gains (net of any related net income tax expense), minus (ii) cumulative unrealized depreciation (net of any related income tax benefit, and excluding any unrealized appreciation), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the date of the listing of the Fund’s common stock on the New York Stock Exchange on January 29, 2025 (the “MSC Income Listing”) through the applicable calendar year ended. In accordance with U.S. GAAP, at the end of each reporting period, the
Fund estimates the capital gains incentive fee and adjusts the accrual for the fee based upon a hypothetical liquidation of its investment portfolio at the then current fair value. Therefore, the calculation of the accrual equals (a) 17.5% of the Fund’s cumulative change in net fair value, including both (i) the cumulative net realized gain/loss and (ii) the cumulative net unrealized appreciation/depreciation (in both cases, net of any related cumulative net income tax expense or benefit), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the MSC Income Listing date through the applicable period ended. However, any capital gains incentive fee accrued related to the unrealized appreciation is neither earned nor payable to the Adviser until such time that it is realized, and assuming at the end of a calendar year such incentive fee capital gain exists excluding any cumulative unrealized appreciation (in each case, net of any related net income tax expense or benefit). If the calculation results in an increase in the accrual compared to the previous quarter, the Fund records an increase to the capital gains incentive fee accrual. If the calculation results in a decrease to the estimated incentive fee on capital gains when compared to the previous quarter, the accrual for the incentive fee on capital gains is reduced to the extent of such decrease. For the third quarter of 2026, the Fund increased the accrual on the capital gains incentive fee by $0.9 million. For further discussion, see Note J — Related Party Transactions and Arrangements in the

notes to the consolidated financial statements included in Item 1. Consolidated Financial Statements of the
Fund’s Quarterly Report on Form 10-Q to be filed with the SEC on November 6, 2026.
(5) Portfolio company financial information has not been independently verified by MSC Income.
(6) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.
(7) No information contained on the Fund’s website or disclosed on the November 6, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Fund’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.